Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated September 21, 2005, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2006.

Registration Statements on Form S-1:

REGISTRATION NUMBER

333-134862

333-135231

333-131720

Registration Statements on Form S-3:

REGISTRATION NUMBER

333-50426

Registration Statements on Form S-8:

Registration Number	NAME
333-14429	1996 Amended and Restated 1987 Stock Option Plan 1996 Equity Incentive Plan 1996 Non-Employee Directors’ Stock Option Plan Employee Stock Purchase Plan
333-56079	1996 Equity Incentive Plan Employee Stock Purchase Plan
333-59569	1998 Non-Officer Stock Option Plan
333-85939	1996 Equity Incentive Plan Employee Stock Purchase Plan 1998 Non-Officer Stock Option Plan
333-107017	Restricted Stock Award Plan
333-108354	2002 Stock Option Plan
333-117195	Employee Stock Purchase Plan
333-131721	Restricted Stock Award Plan

/s/ Ernst & Young LLP

Baltimore, Maryland

September 22, 2006